UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 4, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NightHawk Radiology Holdings, Inc. (the “Company”) today announced that, effective April 4, 2007, Mr. Charles R. Bland was appointed to the Company’s board of directors (the “Board”). The Company also announced today that Mr. Christopher Huber has resigned from the Board effective April 4, 2007.

Mr. Bland was appointed to fill the vacancy created by Mr. Huber’s resignation and was also appointed as Chairman of the Audit Committee of the Board and as the Audit Committee Financial Expert.

With the appointment of Mr. Bland to the Board and to the Audit Committee, and Mr. Huber’s resignation from the Board, the Company has now regained compliance with the Marketplace Rules of the Nasdaq Global Market in that (i) a majority of the members of the Company’s Board are now independent, (ii) the Company’s Audit Committee is now comprised of three independent directors, and (iii) the Audit Committee now has a financial expert.

Mr. Bland, 58, has served as the Chief Financial Officer of Sirenza Microdevices, Inc. since July 2005. From May 2003 until July 2005, Mr. Bland served as the Chief Operating Officer of Sirenza Microdevices, Inc. Prior to joining Sirenza, Mr. Bland served as the President and Chief Executive Officer of Vari-L Company, Inc. since May 2001. From June 2000 until he joined Vari-L, he served as the President of Growzone, Inc., a software company focused on the horticultural industry, and from June 1999 until June 2000, he was the President of AmericasDoctors.com, an Internet health care content site. From 1998 to 1999, Mr. Bland was the Chief Operating Officer at Quark Incorporated, provider of shrink wrap and client server software for the publishing industry. For the previous 24 years, Mr. Bland worked in positions of increasing responsibility with Owens Corning Fiberglass, a high performance glass composites and building materials company, with his final assignment being President, Africa/Latin American Operations. Mr. Bland received his B.S., Accounting and Finance, degree from Ohio State University and his M.B.A. from the Sloan School, Massachusetts Institute of Technology.

Pursuant to a letter agreement between the Company and Mr. Bland dated March 6, 2007, the Company committed to grant Mr. Bland an initial stock option with a value equal to $200,000, with the exercise price and number of shares subject to the option to be determined in accordance with the Company’s option grant policies (the “Initial Grant”). The shares subject to the Initial Grant will vest over three (3) years, subject to Mr. Bland’s continued service on the Board. Also pursuant to the letter agreement and the Board of Directors Compensation Policy, the Company notified Mr. Bland that, beginning at the annual meeting of the Board held in connection with the Company’s 2008 annual stockholder meeting, and at each annual meeting thereafter during his service on the Board, he would be eligible to receive an additional annual option grant, with a value expected to be equal to $125,000 (the “Annual Grant”). The Annual Grant would also vest over three (3) years, subject to Mr. Bland’s continued service on the Board. The Initial Grant and the Annual Grant will be subject to the terms and conditions of the Company’s 2006 Equity Incentive Plan (the “Plan”) and the related grant agreements.

In addition, in accordance with the Board of Directors Compensation Policy, the Company will pay Mr. Bland cash compensation in the amount of $4,000 per quarter during his service as a Board member, $5,000 per quarter during his service as Chairman of the Audit Committee and an additional $1,000 for each board or committee meeting attended in person (or $500 for meetings attended by telephone). Finally, the Company is required to reimburse Mr. Bland for all reasonable expenses in connection with his services to the Company.

A press release announcing the appointment of Mr. Bland as a member of the Company’s Board and as the Chairman of the Company’s Audit Committee was issued on April 9, 2007, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the letter agreement between the Company and Mr. Bland dated March 6, 2007 is attached to this Current Report as Exhibit 10.32.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company also announced today that it will be appointing Mr. Glenn R. Cole as its Senior Vice President and Chief Financial Officer. Mr. Cole will begin employment with the Company on or about May 1, 2007. The Company also announced today that Mr. Christopher Huber has notified the Company that he will be resigning as Chief Financial Officer effective on or about May 15, 2007. Until such time, Mr. Huber will continue to serve as the Company’s Chief Financial Officer and principal financial officer for reporting purposes.

Mr. Cole, 47, has served as an executive of the healthcare segment of The Thomson Corporation since 1996, and is currently the Chief Financial Officer of Thomson Medstat, including its subsidiary, Solucient. In his role at Thomson Medstat, Mr. Cole has had direct responsibility for finance, accounting, legal, security, facilities, and internal systems operations, and for the annual planning process. He has also played a key role in leading several important acquisitions, including Thomson Medstat’s recent transformational acquisition of Solucient. Prior to joining Thomson Medstat, from 1982 to 1996, Mr. Cole worked for Arthur Andersen LLP where he provided a variety of services to both public and private clients across a wide array of industries, including foreign and domestic merger and acquisition assistance, audit and compliance, complex technical research, business process re-engineering, and corporate restructuring. Mr. Cole is a graduate of the University of Michigan School of Business Administration, and is a Certified Public Accountant.

In connection with his employment, the Company will pay to Mr. Cole an annual base salary equal to $350,000 and an annual performance-based cash bonus equal to up to $350,000. In addition, the Company agreed to grant to Mr. Cole a restricted stock unit grant of 10,000 shares of the Company’s common stock and a non-qualified stock option to purchase up to 170,000 shares of the Company’s stock, with the grants to be made effective and the exercise price of the option established on the date that is three business days following the Company’s first quarter earnings release. The letter agreement also provides Mr. Cole with twelve months of accelerated vesting on his equity grants in the event Mr. Cole’s employment is terminated within 12 months of a Change in Control (as each term is defined in the letter agreement).

A press release announcing the appointment of Mr. Cole as Senior Vice President and Chief Financial Officer and the resignation of Mr. Huber was issued on April 9, 2007, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the letter agreement between the Company and Mr. Cole dated April 6, 2007 is attached to this Current Report as Exhibit 10.33.

Item 8.01.	Other Events.

With the appointment of Mr. Bland to the Board and to the Audit Committee, and Mr. Huber’s resignation from the Board, the Company has now regained compliance with the Marketplace Rules of the Nasdaq Global Market in that (i) a majority of the members of the Company’s Board are now independent, (ii) the Company’s Audit Committee is now comprised of three independent directors, and (iii) the Audit Committee now has a financial expert.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.32	Letter Agreement between the Company and Mr. Charles R. Bland dated March 6, 2007.
10.33	Letter Agreement between the Company and Mr. Glenn R. Cole dated April 6, 2007.
99.1	Press release dated April 9, 2007.
99.2	Press release dated April 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.32	Letter Agreement between the Company and Mr. Charles R. Bland dated March 6, 2007.
10.33	Letter Agreement between the Company and Mr. Glenn R. Cole dated April 6, 2007.
99.1	Press release dated April 9, 2007.
99.2	Press release dated April 9, 2007.